Exhibit 10.30

                                    I411.COM
                        CO-BRANDED SYNDICATION AGREEMENT

THIS CO-BRANDED SYNDICATION AGREEMENT ("Agreement") is entered into as of this 1st day of November, 2000 ("Effective Date"), by and between Intelligenx, Inc. d/b/a i411 Lcom, a Delaware corporation with its principal place of business is located at 14320-D Sullyfield Circle, Chantilly, Virginia 20151 and YP.Net, Inc., a Nevada corporation with its principal place of business located at 4840 East Jasmine Street, Suite 105, Mesa, Arizona 85205 ("YP.Ne ') (each a 'Tqqy", and collectively, the "Parties" to this Agreement).

YP.NET SITES:     CO-BRANDED  SITE:       I411 BRAND:  POWERED BY i411 Lcorn
www.yp.net        www.i4l Lcom/ypnet      YP.NET BRAND:  yp.net and formatives

WHEREAS, i4ll has rights to a database of directory business listings and to proprietary Internet infiustructure technology that allows i4l I to provide affiliated Web sites with customized directory content and fimctionality that allows full text and categorized searching of online data consisting of yellow page business listings that are organized into geographic and product and service categories ('1411 Direc"), and YP.Net wishes to receive a license to use
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and  distribute  a  co-branded  i4l 1 Directory in connection with its business.

NOW, THEREFORE, in consideration of the terms and conditions set forth herein, i4ll and YP.Net agree as follows intending to be legally bound:

SECTION  1.  CO-BRANDED  DIRECTORY LICENSEDuring the Term (as defined in Section
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20)  and subject to the provisions of this Agreement, i4ll hereby agrees to make available from the Co-Branded Site (as identified in the table above) to YP.Net and its authorized end users (the "End Users") of the YP.Net Site (as identified in the table above) the co-branded i4ll directory as described in Schedule One hereto (the "Co-Branded Directo"). Ile CoBranded Directory shall consist of all
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the  business listings in the i4ll Directory and any updates thereto made during the Term. The Co-Branded Directory shall be hosted and served by All or its subcontractors. For that purpose, subject to the provisions of this Agreement, i4l I hereby grants to YP.Net a non-exclusive, non-transferable right and license during the Tenn to permit End Users to access and use the Co-Branded Directory as it is available from the Co-Branded Site only and solely for the personal or internal business use of the End User and not for purposes of resale or, leasing, re-compilation, re-distribution, re-syndication, re-traiismission, time-sharing or use for the benefit of any third-party, except as provided in this agreement.

SECTION 2. CO-BRANDED SITE LICENSE.During the Term and subject to the provisions
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of  this  Agreement,  i4ll  hereby  agrees  to provide the functional Co-Branded
Directory as more fully described in Schedule One hereto. The Co-Branded Directory shall depict the i4ll Brand (as identified in the table above) and the YP.Net Brand (as identified in the table above), as well as other symbols, identifiers and "look and feet" as reasonably agreed to by the Parties. The
Co-Branded Site shall be accessed by End Users from the YP.Net Site or such other sites controlled by YP.Net and from which redirection to the YP.Net site may be accomplished under applicable laws, through one or more clickable hypertext links positioned throughout the pages of the YP.Net Site. Such link(s) shall point to the Co-Branded Directory (unencumbered by fi-ames or other formatting added by a third-party not affiliated with YP.Net), which shall appear as a result of activating the links. For that purpose, subject to the provisions of this Agreement, Al I hereby grants YP.Net a non-exclusive, non-transferable right and license during the Term to link to, cache and display the Co-Branded Site, solely for the personal or internal business use of the End User and not for purposes of resale or leasing, re-compilation, , re-distribution, re-syndication, re-wansmission, time-sharing or use for the benefit of any third-party except as provided in this agreementYP.Net agrees that it shall not, knowingly or intentionally, establish or permit the establishment of any pointers or links between the Co-Branded Site (or any other web site) and the i4l I web site located at www.i4l Lcom. without the prior written approval of i4ll unless otherwise permitted in this Agreement, except for redirecting a user from different URL addresses

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controlled by YP.Net to www.yp.net and links from other web sites to www.yp.net.
It is the responsibility of YP.Net to ensure that all known redirecting of users/traffic and any framing/linking to the sites involved herein is done in a manner that complies with applicable laws.

SECTION 3. SUBMISSION MODULELICENSE. The Co-Branded Site shall include an online
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submission  module (with "look and feel" as reasonably agreed to by the Parties)
accessible from the Co-Branded Site whereby YP.Net (and its authorized agents) and businesses whose information is accessible through the Co-Branded Directory (die "Listed Businesses")may validate available data and/or order Search Visible
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Storefronts  Tm  and  changes,  upgrades,  enhancements, additional branding and other  customization  for  their  listings  (the  "SubmissionModule").  For that
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purpose, subject to the provisions of this Agreement, i4l I hereby grants YP.Net
(and its authorized agents) a nonexclusive, non-transferable right and license during the Term to access and utilize, and permit End Users to access and utilize, the Submission Module through the Co-Branded Site or such other sites as described herein, only and solely for the personal or internal business use of YP.Net (and its authorized agents) or the End User and not for purposes of resale or leasing, re-compilation, re-distribution, re-syndication, re-transmission, time-sharing or use for the benefit of any third-party. YP.Net agrees that it shall not~ knowingly or intentionally, use or permit the use of the Submission Module for any other purpose. i411 shall maintain commerce responsibilities and accounting for all transactions conducted through the Submission Module.

SECTION 4. I411 MEMBERSHIP MEDALLION PRODUCT LICENSE.During the Term and subject
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to  the  provisions  of  this Agreement, i4lI hereby agrees to make available to
YP.Net, as part of the Submission Module, a means of identifying membership, functionality that allows Listing Businesses to add prominence to their listing by placing a unique marking or symbol next to their listing which identifies their membership in a specific community of interest ("Membership Medallions").
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Al  I  will  develop  the  Membership  Medallions  based on parameters agreed to between i4l 1 and YP.Net. YP.Net and i4l I shall jointly own all rights in and to the Membership Medallions.

SECTION  5. TRADEMARK LICENSE. Subject to the provisions of this Agreement, i4ll
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grants  to YP.Net the nonexclusive, right and license during the Term to use and display the i4ll Brand and other trademarks of i411 identified in Schedule Two hereto (the i4l I Brand and such other trademarks collectively referenced to as the "i4l 1 Trademarks")for the sole purpose of implementing the YP.Net Site
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branding  contemplated  by  this Agreement, and undertaking jointly with i411 or otherwise as authorized in writing by i4ll efforts to promote and market the relationship created by this Agreement, the Co-Branded Site and the Co-Branded Directory and the products and services of i4l 1. Notwithstanding the foregoing, uses of the i4l I Trademarks by YP.Net are subject to the prior approval of i4l 1, which shall not be unreasonably withheld or delayed. YP.Net agrees that i4l I owns all rights to the Al 1 Trademarks and that all use thereof by YP.Net will inure to the benefit of i4l 1. YP.Net will not challenge i4l I's rights to the A 11 Trademarks or cause or direct any third party to do so.

SECTION  6.  RESTRICTIONS. The licenses granted by i4l I under this Agreement do
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not include the right to sublicense. YP.Net agrees that it may not, knowingly or intentionally, modify or create derivative works from the i411 Directory, the Co-Branded Site, the Co-Branded Directory, the Submission Module or the
Membership Medallions without the prior written consent of i4ll. Specifically excluded from the licenses granted by i411 under this Agreement is, without limitation, any use or operation of the i4II Directory, the Co-Branded Directory or the Membership Medallions (i) on or through any Internet site other than the YP.Net Site; and (ii) for use in connection with products configured to be, or World Wide Web pages specifically designed for, wireless, WAP, Palm, mobile computing, or satellite delivery services or applications. As new technologies from the World Wide Web arise within the Internet and wireless environment, YP.Net may request permission from i4II prior to applying the CoBranded Directory to new uses. i4l 1, upon evaluation of the proposed opportunity, reserves the right to negotiate with YP.Net the terms and conditions of any such additional licenses.

SECTION  7.  END USER AND LISTED BUSINESSES TERMS AND CONDITIONS. The Co-Branded
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Site  and  the  Co-Branded  Directory  shall  be  available to End Users and the
Submission Module and Membership Medallions shall be available to YP.Net, End Users and the Listed Businesses subject to reasonable terms and conditions of usage established by i4ll and YP.Net agrees that i4ll may require that YP.Net, End Users and Listed Businesses accept such terms on an electronic "clickwrap" basis (that is, by means of terms and conditions presented on an online basis

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and  which  get accepted by the user electronically). YP.Net agrees to post such terms and conditions of usage in the YP.Net Site and to establish a clickable link to the terms and conditions in near proximity to the Co-Branded Directory link on the YP.Net Site. YP.Net may impose other reasonable terms and conditions applicable to use of the Co-Branded Site, Submission Module or Membership
Medallions  in  YP.Net's  reasonable  discretion.

SECTION 8. YP.NET PARTICIPATION AND LICENSES.YP.Net shall be responsible for (i)
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hardware  and  software required to link the YP.Net Site to the Co-Branded Site,
(ii) all aspects of the YP.Net Site, and (iii) exercise its reasonable commercial efforts to meet the milestones applicable to YP.Net as described in Schedule One hereof YP.Net shall provide i4ll or its agents in a timely manner, when reasonably requested, artwork for the rendition of the YP.Net Brand which YP.Net desires be used on the Co-Branded Site and the Membership Medallions (if a pre-existing marking is used), as well as other YP.Net content and markings necessary for the Co-Branded Site (collectively, the "YP.Net Contenf').YP.Net
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also agrees to provide to i4II in a timely manner, any other information, input, feedback, and recommendations reasonably requested by i4ll or its agents regarding the YP.Net-specific elements of the Co-Branded Directory. To the extent use of any YP.Net Content, the Membership Medallions or any component thereof requires a license from any third-party, YP.Net agrees to obtain the necessary rights and licenses in order to permit the activities contemplated by this Agreement. Subject to the provisions of this Agreement, YP.Net hereby grants Al I a non-exclusive right and license during the Term to use, reproduce, distribute, transmit, display and make derivative works based upon any YP.Net content and any logos, names, markings and other symbols provided by YP.Net to i4l 1 solely for purposes of Al I (directly or through its agents and suppliers)
(a) meeting its obligations under this Agreement, (b) displaying and distributing the Co-Branded Site, the Co-Branded Directory, the Submission Module and the Membership Medallions, and (c) performing marketing and promotional activities agreed to by Y?.Net. In addition, subject to approval by Y-P.Net, i4l I shall have the right to display, on print or electric format, screen shots or the live Co-Branded Site, the Co-Branded Directory, or the Submission Module, for purposes of promotion and marketing of i4l I products and services.

Subject to the provisions of this Agreement, YP.Net grants to i4l I the non-exclusive, non-transferable right and license during the Term to use and display the YP.Net Brand and other trademarks of YP.Net identified in Schedule Two hereto (the YP.Net Brand and such other trademarks collectively referenced to as the "YP.Net Trademarks")for the sole purpose of implementing the i411 Site
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branding  contemplated by this Agreement, and undertaking jointly with YP.Net or otherwise as authorized in writing by YP.Net efforts to promote and market the relationship created by this Agreement, the Co-Branded Site and the Co-Branded Directory and the products and services of Y?.Net. Notwithstanding the foregoing, uses of the YP.Net Trademarks by i4ll are subject tothe prior approval of YP.Net, which shall not be unreasonably withheld or delayed. i4l 1 agrees that YP.Net owns all rights to the Y?.Net Trademarks and that all use thereof by i4l I will inure to the benefit of YP.Net. i4l I will not challenge YP.Net's rights to the YP.Net Trademarks or cause or direct any third party to do so.

SECTION  9.  PREFERRED  POSITION PLACEMENT.  During the  Term and subject to the
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provisions of this Agreement, i411 hereby agrees to make available to YP.Net, as part of the Submission Module, a means of providing preferential identification of YP.Net's affiliated enhanced business listings. Each of the YP.Net enhanced listings (each a "Preferred Business")are to be converted into a YP.Net Search
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Visible  StorefrontT11  pursuant  to  the terms set forth m" Schedule One hereto shall be given preferred position placement in the Co-Branded Directory as well as all other directories in the i411 directory syndicate network. For any set of search results in the Co-Branded Directory and any directory in the i4lI directory syndicate network, Preferred Businesses shall always be listed first (in alphabetical order among Preferred Businesses), before any other Listed Businesses ("Preferred Position Placemene').Any listed business that purchases a
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Search  Visible  StorefrontT11  through  the Submission Module shall be deemed a
Preferred Business and shall be given Preferred Position Placement. All shall make good faith, reasonable commercial efforts to frequently update and index the list of Preferred Businesses.

SECTION  10.  IMPLEMENTATION, DELIVERY  AND ACCEPTANCE The implementation of the
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Co-Branded Site shall be in accordance with the Schedule of Project Deliverables contained in Schedule One hereof, as it may be amended by the Parties in writing. i4ll shall exercise its reasonable commercial efforts to make available the Co-Branded Site, the Co-Branded Directory and all other deliverables by the dates indicated in Schedule One hereto. This deadline is subject to YP.Net providing all necessary YP.Net Content and meeting its participation requirements as described in Section 8 above in a timely manner. i4l I shall notify YP.Net of the availability of the Co-Branded Directory and

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shall  demonstrate  to  YP.Net  at  a  mutually  agreed  to  time  and place the functionality of the Co-Branded Directory. Thereafter, YP.Net shall have the right for a period of five days after first availability of the Co-Branded Site and the Co-Branded Directory to test the functionality and operation thereof and to advise i4l 1 in writing of any apparent errors. i4ll agrees to exercise its best efforts to correct any errors in the functionality and operation. The CoBranded Directory will be deemed accepted by YP.Net on the sixth day after first availability and notification to YP.Net from i4l I of the Co-Branded Site and the Co-Branded Directory, provided no errors are reported to i4l 1, or all errors reported have been corrected to the satisfaction of YP.Net.

SECTION 11. CHANGES AND UPDATES.During the Term, i4l I shall not make changes to
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the  YP.Net-specific  elements  of  the  Co-Branded  Directory except upon prior consultation with and approval of YP.Net. During the Term, the CoBranded Directory shall be updated on a periodic basis by i4l I as Al I adds to its general database new or changed directory listings, which are relevant to the Co-Branded Site. i4ll shall from time to time make improvements, as it deems necessary, to the functionality. As i411 develops new products and tunctionality for the wired Web, these newly developed features will be deployed for YP.Net at no cost or set-up fee. This preceding sentence applies for features and functionality that are developed by Al I and made available for commercial use pursuant to its planned product development efforts. The Parties may agree, by addendum to this Agreement, upon additional terrns and conditions upon which additional services or functionality may be provided by i4l 1.

During the Term, i4l I may monitor the information residing on or transmitted to the i411 Directory. i4l I reserves the right, upon providing written notice to YP.Net, to temporarily, or permanently, modify, reject, alter, discontinue or delete any information residing on or transmitted to the i4l I Directory through any online submission module the Parties agree and believe to be unacceptable or in violation of (i) any applicable laws, regulations or other governmental requests or (ii) the Terms and Conditions set forth in the Legal Notices of the i4l I website.

SECTION 12. COLLECTION AND USEOF DATA. Al I shall collect data regarding traffic
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and  usage relating to the CoBranded Site and Co-Branded Directory ("Usage Da').
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Usage Data and all intellectual property rights relating thereto shall belong to
i4l 1. i411 shall share periodically Usage Data with YP.Net, solely for use for the internal business purposes of YP.Net and not for re-sale. Usage Data shall not include any data collected by YP.Net relating to End Users of the YP.Net Site, the property rights of which shall belong to YP.Net. YP.Net and Al I shall consult with each other to develop and post appropriate privacy polices relating to the use of Usage Data.

Section 13. MARKETING AND BRANDING OPPORTUNITIES.The Parties shall exercise good
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faith  and  reasonable  efforts  to undertake joint and individual marketing and branding efforts relating to the Co-Branded Directory and the Parties' respective product and services as described in Schedule One hereto and as other further agreed to by the Parties from time to time.

SECTION  14. CUSTOMIZED SIGNATUREBAR. i4ll shall develop and deploy a customized
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signature  bar  for  use  in  YP.Net's e-mail system, as more fully described in
Schedule One hereto. The HTML-based product will present a search bar on any e-mail sent from YP.Net, which when used will open a browser window to the Co-Branded Directory and launch a search based on the word(s) entered.

SECTION  15.  TRACKING MECHANISM.As more fully described in Schedule One hereto,
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i411 shall provide YP.Net with a tracking mechanism that enables YP.Net to track the users that log in to the Submission Module and make changes, including the date that the changes are made, and the nature of the change (edit, add, delete) (the "TrackingMechanism"). The Tracking Mechanism shall also include the ability
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to  sort  by  date  and  type  of  change.

SECTION  16.  FEES  AND  REVENUE SHARIN. YP.Net shall pay to i411 the set-up and
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licensing  fees set forth on Schedule One hereto. i411 and YP.Net shall share in advertising revenues on the Co-Branded Site as more fully described in Schedule Three hereof For shared advertising revenues collected by YP.Net through a local exchange carrier ("LEC"),the Parties shall share evenly in the net receipts
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after  deduction  of  a  45%  LEC  fee.  For  advertising  revenues that are not collected through LEC billing, the Parties shall share evenly in the gross receipts. Shared advertising revenues shall include Search Visible StorefrontSTM, Membership Medallions, coupons and banner advertisements (all as described more fully in Schedule Three hereto). Revenue sharing shall expressly not apply to GIF graphics or Bronze Search Visible StorefrontSTM, the pricing for which is described in Schedule Three hereto.

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There  shall  be  no revenue sharing between the Parties for advertising sold by third  parties  or  submitted  from  third  party  websites.

During each year of the Term, if the number of search queries executed in the Co-Branded Directory exceeds 1,000,000, then YP.Net shall pay to i4l I an overage fee in the amount set forth on Schedule Four for such excess number of queries. If incurred, i4l I shall provide written notice to YP.Net in the form of an invoice for the amount due, which shall be accompanied by a report containing such information which is reasonably necessary for the computation of the associated overage fee. Such overage fee shall be paid by YP.Net within 15 days of notification by i4l 1, unless such fee is disputed in good faith by YP.Net. For purposes of this Section 16, a "search query" shall consist of any single request for information transmitted to i4l I servers, software and network equipment, whether such request be for category selections or keyword inputs.

SECTION  17.  PAYMENT  OF  FEES.Allfees and shared revenues under this Agreement
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shall  be paid by either Party by check or direct deposit into the other Party's account. In the case of the monthly license fee described in Schedule One hereto, YP.Net shall pay to i4l I the first month's license fee on the date of live deployment of the Co-Branded Directory, with all subsequent monthly payments during the Term due on each monthly anniversary of such live deployment date. In the case of shared revenues described in Schedule Three hereto, the collecting Party shall pay the other Parry on the 15 th of the month following receipt of the revenues by the collecting Party. In the case of shared revenues, the Parties agree that accompanying each payment due hereunder it will deliver to the other Party a report containing such information which is reasonably necessary for the computation of the associated payment. The Parties will maintain accurate and complete records concerning the computation and payment of any amount due the other Party for a period of one year from the date of each payment.

All payments due to either Party hereunder shall be paid to either Party in U.S. Dollars. If either Party fails to pay a fee due and owing in a timely manner, such Party agrees to pay late charges on any amounts outstanding for more than 30 days, at the rate of the lesser of one and one-half percent (1.5%) per month or the maximum permitted by law. Balances remaining more than ninety (90) calendar days past due shall give rise to a material breach of this Agreement. Each Party agrees to pay reasonable costs of collection that the other Party incurs in collecting from the other any amounts past due under this Agreement.

SECTION  18.  SYNDICATION REFERRALS.i4l I shall pay to YP.Net a referral fee for
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any  syndications  sold  by i4l I to third-party customers introduced to i4ll by
YP.Net. Such syndications may consist of a co-branded arrangement between YP.Net and the third-party customer (powered by i4l 1), a co-branded arrangement between i4lI and the third-party customer, or a private label arrangement for the third-party customer. YP.Net shall use the i4l I pricing model set forth in Schedule Five hereto, or such other pricing model as Al I and YP.Net may agree to in writing. For any syndication sale referred to i4lI as described in this
Section 18, YP.Net shall receive a referral fee consisting of 20% of all hifi-astructure Charges and Syndication Fees (as described under the heading Pricing Considerations), or such other fees as i4l I and YP.Net may agree to in writing.

SECTION  19.  TERM.The  Agreement shall be in effect commencing on the Effective
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Date  and continuing through the day before the two-year anniversary of the date of  live  deployment  of  the  Co-Branded  Directory  (the "Initial Term").After
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expiration  of  the  Initial  Term,  this  Agreement  shall  be  deemed  renewed automatically on a year-toyear basis for successive one year periods (each a "Renewal Term")unless terminated by Y-P.Net or i411 upon written notice at least
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ninety  (90)  days  prior  to  the expiration of the Initial Term or any Renewal
Term, as the case may be (the Initial Term as extended by any Renewal Term shall be referred to as the "Term"). Either Party may terminate this Agreement at any time in the event of a material breach by the other Party that remains uncured after thirty (30) days written notice thereof. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party becomes or is declared insolvent or BANKRUPT

SECTION  20. OWNERSHIP.  Subject to  the  next sentence, YP.Net acknowledges and
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agrees  that~  as  between  i411  and  YP.Net,  i411  owns all right, title, and interest in and to the i411 Directory, the Co-Branded Directory, the Submission Module, the Co-Branded Site and the technology underlying any of them, including all trademarks, copyrights, patent rights, look and feel and other intellectual property rights therein. i4l I acknowledges and agrees

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that  YP.Net  shall  retain  all rights, title and interest in and to the YP.Net
Trademarks,  the  YP.Net  Site  and  the  YP.Net  Customer  Data  and  Content.

Upon the expiration or termination of this Agreement, YP.Net shall remove any and all links from the YP.Net Site to the Co-Branded Site and/or the Co-Branded Directory and each Party shall cease using the trademarks, service marks and/or trade names of the other except, as the Parties may agree in writing, or to the extent permitted by applicable law.

Any content that is changed, enhanced, or improved by End Users or YP.Net, or through joint efforts of i4l I and YP.Net, shall be jointly owned by Al I and YP.Net so that each Party can use such information during and after the Term of this Agreement, provided that YP.Net shall not use it during the Tenn to create a product that competes with the Co-Branded Directory.

SECTION  21.  REPRESENTATIONS  AND  WARRANTIES.
-----------------------------------------------

i4l I represents and warrants that (i) to the best of i4l I's knowledge, the i4ll Trademarks, i4l I Directory, the CoBranded Directory, the Co-Branded Site, the Submission Module, and the other products and services provided by i4II hereunder do not infringe or misappropriate the intellectual property, privacy, or other proprietary rights of third parties, (ii) to the best of i4l I's knowledge, the i4l I Directory, the Co-Branded Directory, the Co-Branded Site, the Submission Module, and the other products and services provided by i411 hereunder do not include any virus, time bomb, back door, or other device for disabling the Co-Branded Directory or Co-Branded Site or the hardware used to operate or access the Co-Branded Directory and Co-Branded Site or for surreptitiously collecting personal information from users who access the Co-Branded Directory and Co-Branded Site.

YP.Net represents and warrants that (i) to the best of its knowledge, it is not subject to any written agreement, written directive, memorandum of understanding or order with or by any court or governmental authority restricting in any material respect its operation or requiring any materially adverse actions by YP.Net; (ii) it is in compliance in all material respects with all applicable laws and regulations and is not in default in any material respect with respect to any material order applicable to YP.Net, including YP.Net's commitmentto be
                                                                 ----------
compliant with any order issued by the Federal Trade Commission or the Arizona State's Attorney general with respect to YP.Net's business practices, (iii) as of the date hereof, there is no Litigation (as defined below) pending, or to the knowledge of YP.Net, threatened against YP.Net, except that a matter pending before the Arizona State's Attorney General has been settled in principle but YP.Net has not entered into a final order with respect thereto and, accordingly, the matter may still be considered pending and is an exclusion from the representation made above. During the Term, YP.Net agrees to promptly notify i411 of any Litigation pending or, to the knowledge of YP.Net, threatened against YP.Net. "Litigation" means any suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, governmental or other administrative proceeding, whether at law or in equity, before or by any court or governmental authority, including the Federal Trade Commission, or before any arbitrator.

Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right power and authority to enter into this Agreement, to grant the Agreement licenses granted hereunder and to perform the acts required of it hereunder; and (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and shall not violate any agreement to which such Party is a party or by which it is otherwise bound or any applicable law.

ASIDE FROM THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, WITH RESPECT TO THE CO-BRANDED DIRECTORY AND THE CO-BRANDED SITE, EACH PARTY SPECIFICALLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTY OF TITLE OR NON-INFRINGEMENT. MOREOVER, All EXPRESSLY DISCLAIMS ANY WARRANTY WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF THE DIRECTORY LISTINGS IT USES AS THE BASIS FOR THE CO-BRANDED CONTENT AND WITH RESPECT TO ANY INFORMATION PROVIDED BY YPNET OR ANY LISTED

YP.NET  SYNDICATION  AGREEMENT

BUSINESS. i411 MAKES NO REPRESENTATION THAT OPERATION OF THE CO-BRANDED SITE WILL BE UNINTERRUPTED OR ERROR-FREE OR THAT ALL ERRORS CAN BE CORRECTED. i4II MAKES NO REPRESENTATION THAT AT ANY TIME IT CAN SUPPORT A LEVEL OF END USER TRAFFIC ON THE CO-BRANDED WEB SITE AND CO-BRANDED WIRELESS SITE IN EXCESS OF THE LEVEL OF END USER TRAFFIC THAT CAN BE SUPPORTED BY ITS THEN-EXISTING SERVER SYSTEM.

SECTION  22.  CONFIDENTIALI. Each Parry agrees (i) that it shall not disclose to
---------------------------
any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement and (ii) that it shall take all reasonable measures to maintain the confidentiality of all Confidential
Information  of  the  other  Party  in  its possession or control. "Confidential
                                                                   -------------
Information"  includes  information  about  the  disclosing  Party's  (or  its
-----------
suppliers") business or activities, which shall include all business, financial, technical and other information of a Party marked or designated by such Party as "confidential" or "proprietary." Confidential Information shall not include information that is in or enters the public domain without breach of this Agreement or the receiving Party knew prior to receiving such information from the disclosing Party. Without the need for marking, the Parties agree the royalty reports provided by i4l I to YP.Net pursuant to this Agreement and the terms of this Agreement shall be deemed to be the Confidential Information of Al
1. Notwithstanding the foregoing, each Party may disclose Confidential Information (i) with prior notice to the other, to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.

Each Party agrees that the terms and conditions of this Agreement, including all Exhibits and schedules hereto, and any policies, business practices, plans and methods not in the public domain which may be known or disclosed by either Party to the other as a result of this Agreement will be held in confidence and not disclosed to any third party for any reason.

SECTION 23. LIMITATION OF LIABILI. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY, OR
---------------------------------
THEIR RESPECTIVE STOCKHOLDERS, OFFICERS, DIRECTORS OR AFFILIATES BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) ARISING FROM OR OTHERWISE RELATED TO BREACH OF THIS AGREEMENT, YPNET'S USE OR INABILITY TO USE THE CO-BRANDED SITE OR SYNDICATED CONTENT, OR ANY CAUSE OF ACTION WHATSOEVER INCLUDING BUT NOT LIMITED TO CONTRACT, WARRANTY, STRICT LIABILITY, OR NEGLIGENCE, EVEN IF THE PARTY HAS BEEN NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE LIABILITY OF EITHER PARTY UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED THE AMOUNTS PAID OR OWING UNDER THIS AGREEMENT.

SECTION  24.  INDEMNIFICATION.
------------------------------

i4l I agrees, at its expense, to indemnify, defend and otherwise hold YP.Nct harmless from any costs (including reasonable attorney's fees) and damages awarded to third parties arising from or related to (i) any third-party claim that i4l I's technology, i4l I Trademarks, the i4l 1 Web site, any i4l I Brand or marks placed on the Co-Branded Site or Co-Branded Directory, or any i411 Brand or marks provided to YP.Net by i411 for placement upon the YP.Net Site, infringe upon any patent, copyright, trademark, trade secret or other proprietary right of any third party; or (ii) any third-party (including governmental entity or agency) claim against i4l 1, including without limitation, any action against i4l I alleging deceptive trade or advertising practices

YP.Net agrees, at its expense, to indemnify, defend and otherwise hold i411 harmless from any costs (including reasonable attorney's fees) and damages awarded to third parties arising from or related to (i) any third-party claim that any YP.Net's Brand, YP.Net Content, YP.Net Trademarks or marks placed on the Co-Branded Site or CoBranded Directory, or any YP.Net Brand or marks provided to i411 by YP.Net for placement upon the i4ll Site, infiringe upon any patent, copyright, trademark, trade secret or other proprietary right of any third party; or (ii) any third-party (including governmental entity or agency) claim against YP.Net, including without limitation, any action against YP.Net alleging deceptive trade or advertising practices.

YP.NET  SYNDICATION  AGREEMENT

Each Party's obligation to indemnify the other Party requires that the indemnified Party promptly notify the indemnibjing Party of any claim as to which indemnification will be sought and provide the indemnifying Party with the right to solely defend and settle such claim, with the reasonable assistance of the indemnified Party. The indemnifying Party shall have exclusive control over the defense and is not bound to any settlement without prior consent.

SECTION  25.  GENERAL.
----------------------

     Arbitration.  In the event  of disputes between the Parties arising from or
     ------------
concerning in any manner the subject matter of this Agreement, other than disputes involving rights to intellectual property and confidential information, the Parties shall refer the dispute(s) to the American Arbitration Association in the State and county where the party who is not commencing the arbitration (the equivalent of the defendant) resides, for resolution through binding arbitration by a single arbitrator agreed upon by the Parties pursuant to the American Arbitration Associations rules applicable to commercial dispute. If the Parties cannot agree upon an arbitrator within thirty (30) days, then the Parties agree that a single arbitrator shall be appointed by the American Arbitration Association. The arbitrator may award attorney's fees and costs as part of the award.

(b)  Counterparts;  Amendment.  This Agreement may  be  executed in counterparts
     ------------------------
(including facsimile counterparts), each of which shall serve to evidence the Parties' binding agreement. This Agreement may only be modified or amended, or any rights under it waived, by a written document executed by both Parties. Any Schedule not available at the time this Agreement is executed shall be agreed upon, initialed, and attached by the Parties as soon after execution as is practicable, but failure to attach any Schedule shall not affect the validity of this Agreement unless the Parties are in material disagreement as to the contents of any unattached Schedules.

(c) Force Mai. Any delay in or failure of performance by either Party under this
    ---------
Agreement shall not be considered a breach of this Agreement and shall be excused to the extent caused by any occurrence beyond the reasonable control of such Party including, but not limited to, acts of God, power outages, governmental restrictions, or any act or failure to act by the other Party or such other Party's employees, agents or contractors.

(d)  Assignment.  Neither Party shall voluntarily or by operation of law assign,
     -----------
give, transfer, license, or otherwise transfer all or any part of its rights, duties, or other interests in this Agreement ("Assignin'), without the other
                                                 ----------
Party's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, this Agreement and its benefits and burdens (i) may be assigned by either Party with notice and the written consent of the other Party (such written consent not to be unreasonably withheld) to any person or entity acquiring that Party by merger or acquiring all or substantially all of that Party's assets; and (ii) may be assigned by either Party with notice and the written consent of the other Party (such written consent not to be unreasonably withheld) to any majority-owned subsidiary that provides directory services in the United States.

(e)  Binding on Successors and Assign. This Agreement shall inure to the benefit
     --------------------------------
of and be binding upon the Parties hereto and their permitted successors and assigns, including any temporary or permanent receivers or receiverships and government or bankruptcy trustees.

(f) Governing L. This Agreement shall be governed by and construed in accordance
    -----------
with the laws of the Commonwealth of Virginia, notwithstanding the actual state or country of residence or incorporation of i4l I or YP.Net.

(g)  Relationship of Parties.  The Parties are independent contractors and shall
     ----------------------
have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement shall not be construed to create or imply any partnership, agency or joint venture.

(h)     Severabili.  In  the  event that any of the provisions of this Agreement
        ----------
are  held  to  be  unenforceable  by  a
court or     arbitrator, the remaining portions of the Agreement shall remain in full  force  and  effect.

YP.NET  SYNDICATION  AGREEMENT

(i) Waiver. The waiver or failure of either Party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any ftirther right under this Agreement.

j)     Survival.  Theprovisions  concerning proprietary rights, confidentiality,
       --------------
indemnity, disclaimers of warranty, limitation of liability, termination, and governing law shall survive termination of this Agreement.

(k)  EntireAgreement.Except for the Mutual Non-Disclosure Agreement, dated as of
     ----------------
September 6, 2000, between the Parties, this Agreement constitutes the entire understanding between the Parties hereto and their affiliates with respect to its subject matter and supersedes all prior or contemporaneous agreements, representations, warranties and understandings of such Parties (whether oral or written). No promise, inducement, representation or agreement, other than as expressly set forth herein, has been made to or by the Parties hereto. This
Agreement and its schedules hereto may be amended only by written agreement, signed by the Parties to be bound by the amendment. Parole evidence and extrinsic evidence shall be inadmissible to show agreement by and between such Parties to any term or condition contrary to or in addition to the terms and conditions contained in this Agreement.

     Notice. Any notice under this Agreement shall be in writing and delivered by e-mail or facsimile, and one or more of the following: personal delivery, express courier, or certified or registered mail, return receipt requested, at the addresses stated below, or such other address as that party may specify in compliance with this section. Notice shall be deemed given the day following the date of receipt of the e-mail or facsimile at:

To YP.Net:      Daniel  Madero
                Director  of  Operations  /  Technology
                YPNET
                4840  E.  Jasmine  Street
                Mesa,  AZ  85205
                Fax:  (480)654-9727
                E-mail:  dan.madero@yp.net

With copy to:   Randy  Papetti
                Legal  Counsel
                Lewis  and  Roca
                40  N.  Central  Avenue
                Phoenix,  AZ
                Fax:  (602)  734-3865
                E-mail:  rpapetti@lrlaw.com

To  i4l  1:

lqbal  A.  Talib
President  and  Chief  Executive  Officer
Intelligenx,  Inc.  d/b/a  i4l  Lcom
14320-D  Sullyfield  Circle
Chantilly,  Virginia  20151
Fax:  (703)  631-1277
E-mail:  italib@i4l  Lcom

With copy to:   Lars  0.  Scofield
                Vice  President  and  Legal  Counsel
                Intelligenx,  Inc.  d/b/a  Al  Lcom
                14320-D  Sullyfield  Circle
                Chantilly,  Virginia  20151
                Fax:  (703)  631-1277
                E-mail:  Iscofield@i4l  Lcom

YP.NET  SYNDICATION  AGREEMENT

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date set forth above.

                                       YP.NET,  INC.


                                       By:  /s/  Daniel Madero
                                          ---------------------------------
                                            Name:  Daniel Madero
                                            Title: Director of Operations

                                       INTELLIGENX, INC.

                                       By:  /s/  Azim Tejani
                                          ---------------------------------
                                            Name:  Azim Tejani
                                            Title: Chief Operating Officer



                          YP.NET SYNDICATION AGREEMENT

                                  SCHEDULE ONE
                                  ------------
                   Project Objectives and Deliverables (SCOPE)

1.   Deploy  Co-Branded  Directory  at  www.yp.net


Deployed  Co-Branded  Directory

i4l I to provide data formatting requirements (TBD). YP.Net to provide look and feel specifications (TBD). YP.Net to provide formatted data (TBD) Integration of YP.Net enhanced listings into YP.Net Search Visible Storefronts"' (TBD).

-    Beta  Deployment  of  Co-Branded  Directory  (TBD)

- Live Deployment of Co-Branded Directory (30 Days after the execution ofthe definitive agreement).

2.   Deploy  a  co-branded  Submission  Module

accessible at YP.Net Site that allows YP.Net, its agents, and businesses to validate information and enhance directory listings on-line.

3.   Deploy  a  customized  signature  bar  for  YP.Net's  e-

mail system that interacts with the co-branded directory.

4   Deployed  Submission  Module

YP.Net to provide look and feel specifications (TBD). Beta deployment ofcustomized submission module (30 days after live deployment of Co-Branded Directory).

a     Deployed  YP.Net  Signature  Bar

YP.Net  to  Provide  look  and  feel  specifications  (10/27/00)

Live Deployment of tool to add signature bar (10 days after live deployment ofthe Co-Branded Site).

4.     Deploy  reporting  mechanism  that  enables  YP.Net

to track changes that are made online including the nature of the change (edit, addition, deletion).

Deployed  Tracking  Mechanism

YP.Net  to  provide  specifications  (10/27/00)

Beta deployment of reporting mechanism (30 days after deployment of Submission Module).

Live  Deployment  (10  days  after  beta  deployment)

Pricing  Considerations

1.  SET-UP  FEE  (ONE  TIME)

For integration of YP.Net merchant information and development of customized co-branded directory, online submission module, e-mail signature bar and mechanism for reporting on changes made online.

S  35,000  (due  upon  execution  of  this  Agreement)

2.  LICENSE  (MONTHLY)

UNLIMITED customized YP.Net Search Visible Storefronts'm (enhanced listings as described in schedule two) plus up to I million queries.
                                                -----------------

$  15,000  /  month

Amount  Due  Upon  Execution  of  Agreement:  $  35,00
                                              --------

                          YP.NET SYNDICATION AGREEMENT

                                  SCHEDULE TWO
                                  ------------
                                   TRADEMARKS
                                   ----------

i4ll  Trademarks:

i4l  Lcom
i4ll

YP.Net  Trademarks:

[to  be  completed]
-------------------

                          YP.NET SYNDICATION AGREEMENT

     SCHEDULE  TE0?.EE
     -----------------
REVENUE  SHARING  ARRANGEMENT
-----------------------------

..     Price  /  month  TBD

Price  TBD

0     $5-500  /cpm
*     Depends  on  Traffic

50%150%

50% / 50% (if directly billed). IfLEC -billed, then 50/50 after 45% selling cost

50% / 50% (if directly billed). IfLEC -billed, then 50150 after 45% selling cost

Price  TBD

50% / 50% (if directly billed). IfLEC -billed, then 50150 after 45% selling cost

See  Schedule  Five  for  definition  and  pricing  model  for  Syndication

For syndications refered to i4l I by YP.Net YP.Net will receive 20% of the first year's Infi-astructure and Syndication fee.

Y-P.Net  Search  Visible  Storefronts  TM

BASIC LISTING + Prefered Placement Telephone Number 2 Fax Number E-Mail Link Web Link I Web Link 2 Hours of Operation 50 Word Business Description Brands,
Product  and  Service  Function

Company Name Address Line I Address Line 2 City, State, Zip Telephone Number I Product and Service Categories Geographic Location Categories Map and Driving Directions (to extent offered by Mapquest)

Free

Revenue  to  i4l  I  included  in  monthly  license  fee

BRONZE+  GIF

Price  TBD  (S2.50  to  i4l  I  per  GIF  per  month)

SILVER  +
Additional  Words  (500  Max)
Additional  Graphic  Image  (2  Total)
Steaming  Audio  and  Video

Price TBD (50% / 50% (if directly billed). If LEC - billed, then 500/a/50% after 45% sefling cost)

                          YP.NET SYNDICATION AGREEMENT

                                  SCHEDULE FOUR
                                  -------------
                                  OVERAGE FEES
                                  ------------

0-299,999
300,000-999,999
1,000,000-1,999,999
2,000,000-4,999,999
5,000,000+

$10,000  $20,000  $30,000  S60,000  S60,000  +  $.012  per  query

Overage Fees are to be calculated annually, and are not cumulative. That is, if the number of excess queries falls within the tier of 5,000,000 +, the Overage Fee is $60,000 plus the calculated incremental amount.

If the number is between 1,000,000 and 1,999,999, the Overage Fee is $30,000 only.

                          YP.NET SYNDICATION AGREEMENT

                                  SCHEDULE FIVE
                                  -------------
                 PRICING MODEL FOR SYNDICATIONS TO THIRD PARTIES
                 -----------------------------------------------

This schedule refers to syndication defined as distribution to other web sites for display to their end users of records that already exist in the i4l I database that are organized into a defined product or service category or a defined location category or a combination thereof "Syndication", as it is used in this agreement, does not refer to the collection and integration of any third-party data.

1.  Set-Up  Fee

2.  INFRASTRUCTURE  CHARGE  (ANNUAL)

3.  SYNDICATION  FEE  (ANNUAL)

Based  on  requirements

Based  on  annual  traffic  expectations:

Up  to  299,999  queries: $10,000
-------------------------

300,000  -  999,999 queries:  $20,000
-------------------

1,000,000  -  4,999,999 queries:  $30,000
-----------------------

5  million  +  queries:  $60,000  +  S.0  12  per  query

Based  on  Number  of  Listings

Up  to  99,999  Listings: $5,000
-------------------------

100,000-4,999,999 Listings: $10,000
---------------------------

5  million  listings+:  $25,000

Syndication and Infrastructure Fees are not cumulative. That is, if the number of expected queries falls within the tier of 5,000,000 +, the Infrastructure Fee is $60,000 plus the calculated incremental amount.

                          YPNET SYNDICATION AGREEMENT